                                                                     Exhibit 11

                  MERRILL LYNCH & CO., INC. AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE
                    (In Millions, Except Per Share Amounts)

                                                                   Year Ended Last Friday in December
                                              ------------------------------------------------------------------------------
                                                 1997            1996              1995             1994             1993
                                              ----------      ----------        ----------       ----------       ----------
                                              (52 Weeks)      (52 Weeks)        (52 Weeks)       (52 Weeks)       (53 Weeks)
EARNINGS
Earnings before cumulative effect of
  change in accounting principle              $   1,906        $   1,619        $   1,114        $   1,017        $   1,394
Cumulative effect of change in
  accounting principle                               --               --               --               --              (35)
                                              ---------        ---------        ---------        ---------        ---------
Net earnings                                      1,906            1,619            1,114            1,017            1,359
Preferred stock dividends                           (39)             (47)             (48)             (13)              (5)
                                              ---------        ---------        ---------        ---------        ---------
Net earnings applicable to
  common stockholders                         $   1,867        $   1,572        $   1,066        $   1,004        $   1,354
                                              =========        =========        =========        =========        =========

WEIGHTED-AVERAGE SHARES OUTSTANDING               331.4            337.8            353.1            391.3            418.6
                                              ---------        ---------        ---------        ---------        ---------

EFFECT OF DILUTIVE INSTRUMENTS

  Employee stock options                           29.4             21.0             19.8             14.2             18.5
  FCCAAP shares                                    20.6             18.8             18.7             14.0             12.8
  Restricted units                                  5.3              4.6              2.3              2.5              3.7
  ESPP shares                                        --              0.1              0.1              0.1               --
                                              ---------        ---------        ---------        ---------        ---------
  DILUTIVE POTENTIAL COMMON SHARES                 55.3             44.5             40.9             30.8             35.0
                                              ---------        ---------        ---------        ---------        ---------

TOTAL WEIGHTED-AVERAGE DILUTED SHARES             386.7            382.3            394.0            422.1            453.6
                                              =========        =========        =========        =========        =========

BASIC EARNINGS PER SHARE
Earnings before cumulative effect of
  change in accounting principle              $    5.63        $    4.65        $    3.02        $    2.57        $    3.31
Cumulative effect of change in
  accounting principle                               --               --               --               --             (.08)
                                              ---------        ---------        ---------        ---------        ---------
Net earnings                                  $    5.63        $    4.65        $    3.02        $    2.57        $    3.23
                                              =========        =========        =========        =========        =========

DILUTED EARNINGS PER SHARE
Earnings before cumulative effect of
  change in accounting principle              $    4.83        $    4.11        $    2.71        $    2.38        $    3.06
Cumulative effect of change in
  accounting principle                               --               --               --               --             (.08)
                                              ---------        ---------        ---------        ---------        ---------
Net earnings                                  $    4.83        $    4.11        $    2.71        $    2.38        $    2.98
                                              =========        =========        =========        =========        =========

Notes: All share and per share amounts have been restated for the two-for-one common stock split, effected in the form of a 100% stock dividend, paid on May 30, 1997.

        Basic and diluted earnings per share are based on actual numbers before rounding.